Exhibit 4.1

Third Point Re (USA) Holdings Inc.,

as Issuer

and

Third Point Reinsurance Ltd.,

as Guarantor

to

The Bank of New York Mellon,

as Trustee

SENIOR INDENTURE

Dated as of February 13, 2015

i

ARTICLE TEN COVENANTS		39

SECTION 1001.	Payment of Principal, Premium and Interest.	39
SECTION 1002.	Maintenance of Office or Agency.	40
SECTION 1003.	Money for Securities Payments to Be Held in Trust.	40
SECTION 1004.	Statement by Officers as to Default.	41
SECTION 1005.	Existence.	41
SECTION 1006.	Waiver of Certain Covenants.	41
SECTION 1007.	Reports by Company and Guarantor.	41
SECTION 1008.	Certain Tax-Related Information.	42

ARTICLE ELEVEN REDEMPTION OF SECURITIES		42

SECTION 1101.	Company’s Right of Redemption.	42
SECTION 1102.	Applicability of Article.	42
SECTION 1103.	Election to Redeem; Notice to Trustee.	43
SECTION 1104.	Selection by Trustee of Securities to Be Redeemed.	43
SECTION 1105.	Notice of Redemption.	43
SECTION 1106.	Deposit of Redemption Price.	44
SECTION 1107.	Securities Payable on Redemption Date.	44
SECTION 1108.	Securities Redeemed in Part.	45

ARTICLE TWELVE DEFEASANCE AND COVENANT DEFEASANCE		45

SECTION 1201.	Company’s Option to Effect Defeasance or Covenant Defeasance.	45
SECTION 1202.	Defeasance and Discharge.	45
SECTION 1203.	Covenant Defeasance.	46
SECTION 1204.	Conditions to Defeasance or Covenant Defeasance.	46
SECTION 1205.	Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions.	47
SECTION 1206.	Reinstatement.	47

ARTICLE THIRTEEN GUARANTEE		47

SECTION 1301.	The Guarantee.	47
SECTION 1302.	Guarantee Unconditional, etc.	48
SECTION 1303.	Reinstatement.	48
SECTION 1304.	Subrogation.	48

CERTAIN SECTIONS OF THIS INDENTURE RELATING

TO SECTIONS 310 THROUGH 318,

INCLUSIVE OF THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
SECTION 310(a)(1)	609, 610
(a)(2)	609
(a)(3)	NOT APPLICABLE
(a)(4)	NOT APPLICABLE
(a)(5)	609
(b)	608, 610
SECTION 311(a)	613
(b)	605, 613
SECTION 312(a)	701, 702
(b)	702
(c)	702
SECTION 313(a)	703
(b)	703
(c)	703
(d)	703
SECTION 314(a)	704, 1007
(a)(4)	101, 1004
(b)	NOT APPLICABLE
(c)(1)	102
(c)(2)	102
(c)(3)	NOT APPLICABLE
(d)	NOT APPLICABLE
(e)	102
SECTION 315(a)	601, 603
(b)	602
(c)	601
(d)	601
(e)	514
SECTION 316(a)	101
(a)(1)(a)	502, 512
(a)(1)(b)	513
(a)(2)	NOT APPLICABLE
(b)	508
(c)	104
SECTION 317(a)(1)	503
(a)(2)	504
(b)	1003
SECTION 318(a)	107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

This SENIOR INDENTURE, dated as of February 13, 2015, is entered into among Third Point Re (USA) Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 51 JFK Parkway, First Floor West, Short Hills, New Jersey 07078, as issuer of the Securities hereunder, Third Point Reinsurance Ltd., a Bermuda exempted company and the indirect parent company of the Company (the “Guarantor”), having its principal office at The Waterfront, Chesney House, 96 Pitts Bay Road, Pembroke HM 08 Bermuda, as guarantor of the Securities hereunder, and The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior debt securities in one or more series (the “Securities”) of substantially the tenor hereinafter provided, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

For value received, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Guarantee provided for herein. All things necessary to make this Indenture, including the guarantee contained herein, a valid agreement of the Guarantor, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act and the rules and regulations of the Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or a series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the time of such computation; provided that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5) the words “herein”, “hereinafter”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” has the meaning specified in Section 308.

“Applicable Law” has the meaning specified in Section 1008.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or such committee of the Board of Directors to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York, Hamilton, Bermuda, the place where the Corporate Trust Office is located or any Place of Payment are authorized or obligated by law, regulation or executive order to close (provided that in no event shall the Trustee or the Paying Agent be charged with knowledge of any such day that is not a Business Day in Hamilton, Bermuda).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean a written request or order signed in the name of the Company by (i) the Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, and (ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, New York, 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“corporation” means a corporation, association, company (including a limited liability company that has elected to be treated as a corporation for U.S. tax purposes), joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1203.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1202.

“Depositary” means the clearing agency registered under the Exchange Act that is designated by the Company in Section 301 to act as depositary for any series of Securities with respect to such series (or any successor to such clearing agency).

“Dollar” means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default,” unless otherwise specified with respect to Securities of a series pursuant to Section 301, has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Global Security” means a Security that evidences all or part of a series of Securities issued to the Depositary or its nominee for such series, and registered in the name of such Depositary or its nominee and bearing the legend set forth in Section 202.

“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Government Obligations” means, with respect to the Securities of any series, securities that are (i) direct obligations of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation (or a specific payment of principal of or interest on any such Government Obligation) held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means the unconditional guarantee of the payment of the principal of, any premium or interest on, and any additional amounts with respect to the Securities by the Guarantor, as more fully set forth in Article Thirteen.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Guarantor’s Board of Directors” means the board of directors of the Guarantor or any committee of that board duly authorized to act generally or in any particular respect for the Guarantor hereunder.

“Guarantor’s Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Guarantor’s Board of Directors or such committee of the Guarantor’s Board of Directors to which authority to act on behalf of the Guarantor’s Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Guarantor’s Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, and (ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary, of the Guarantor, and delivered to the Trustee. One of the officers signing a Guarantor’s Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Guarantor.

“Guarantor Request” and “Guarantor Order” mean, respectively, a written request or order signed in the name of the Guarantor by (i) the Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, and (ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary, of the Guarantor, and delivered to the Trustee.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” of any Person means the principal of and premium, if any, and interest due on indebtedness of such Person, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, which is (x) indebtedness for money borrowed, and (y) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, “indebtedness for money borrowed” means (i) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any property, assets or business shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (iii) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party. Indebtedness does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of each particular series of Securities established as contemplated by Section 301, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Interest Payment Date” means, as to each series of Securities, the Stated Maturity of an installment of interest on such Securities.

“Interest Rate” means the rate of interest specified or determined as specified in each Security as being the rate of interest payable on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Lien” means any mortgage, pledge, lien, security interest or other encumbrance.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in the Securities or herein provided, whether at the Stated Maturity or by declaration of acceleration, pursuant to a call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501(3).

“Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, and (ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Guarantor (including an employee or officer of the Company or the Guarantor or any of their respective Affiliates).

“Original Issue Date” means the date of issuance specified as such in each Security.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money (or in the case of payment by Defeasance, money, Government Obligations or both) in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or the Guarantor shall act as Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and provided, further, that in the case of payment by Defeasance, that all conditions precedent to the application of such Section shall have been satisfied; and

(3) Securities which pursuant to Section 306 have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid, binding and legal obligations of the Company;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, and (C) Securities beneficially owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor.

“Paying Agent” means the Trustee or any other Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability or joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of and any premium and interest on the Securities of such series are payable as specified as contemplated by Section 301 or, if not so specified, the Corporate Trust Office of the Trustee.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date”, for the interest payable on any Interest Payment Date on the Securities of a series, means, unless otherwise provided pursuant to Section 301 with respect to Securities of a series, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

“Responsible Officer”, when used with respect to the Trustee, means any officer assigned to the Corporate Trust Administration department (or any successor unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” or “Security” means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, in the case of such principal or installment of principal, as such date may be extended or shortened as provided pursuant to the terms of such Security.

“Subsidiary” means a corporation, partnership or other entity of which, at the time of determination, more than 50% of the outstanding voting securities is owned or controlled, directly or indirectly, by any Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person. For the purposes of this definition, “voting securities” has the meaning ascribed to such term in the Trust Indenture Act.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“Vice President”, when used with respect to the Company or the Trustee, means any officer with a title of “Vice President”, “Senior Vice President” or “Executive Vice President”.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate or a Guarantor’s Officers’ Certificate, if to be given by an officer of the Company or the Guarantor, respectively, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture. In the case of an application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers, or other management employee of the Company, the Guarantor or any Subsidiary of either of them stating that the information with respect to such factual matters is in the possession of the Company, the Guarantor or such Subsidiary, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor or both of them. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive and may be relied upon by the Trustee, the Company, the Guarantor and any agent of the Trustee, the Company or the Guarantor, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of, transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security. Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

The Company may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration, or any rescission or annulment of any such declaration, referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto who sets such record dates may, but is not obligated to, designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto who set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Without limiting the generality of the foregoing, a Holder, including the Depositary, or its nominee, that is the Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary, as the Holder of a Global Security, may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such depositary’s standing instructions and customary practices.

SECTION 105. Notices, Etc., to Trustee, Company and Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed to or with the Trustee in writing at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2) the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to the Company or the Guarantor, as applicable, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor.

Neither the Company nor the Trustee shall be deemed to have received any such request, demand, authorization, direction, notice, consent, waiver or Act of Holders unless given, furnished or filed as provided in this Section 105.

The Trustee agrees to accept notices and filings (including pursuant to Section 1007) and to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided that the Trustee shall have received or have on file an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons. The Trustee has provided an e-mail address to the Company and the Guarantor for purposes of filings pursuant to Section 1007, and agrees to provide to the Company and the Guarantor such other e-mail address as the Trustee may designate from time to time for such purposes.

The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted electronically or by mail, first-class, postage prepaid, or by overnight courier guaranteeing next day delivery, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register or, if transmitted electronically, by facsimile or e-mail actually received, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Neither the failure to transmit any such notice, nor any defect in any such notice so transmitted, to any particular Holder shall affect the sufficiency of any such notice with respect to any other Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made otherwise in accordance with this Indenture shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its nominee) pursuant to the customary procedures of such Depositary.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Guarantor shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their respective successors and assigns, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY

CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

EACH OF THE COMPANY, THE GUARANTOR, THE TRUSTEE AND EACH HOLDER OF A SECURITY, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, if such payment is made or duly provided for on the next succeeding Business Day.

SECTION 114. Computations.

Unless otherwise specifically provided, the certificate or opinion of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be conclusive evidence of the correctness of any computation made under the provisions of this Indenture.

SECTION 115. No Personal Liability of Directors, Officers, Employees, Incorporators, Authorized Persons, Members and Shareholders.

No director, officer, employee, incorporator, authorized person, member or shareholder of the Company, the Guarantor or any of their Subsidiaries shall have any liability for any obligation of the Company, the Guarantor or any of their Subsidiaries under this Indenture or the Securities, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 116. No Security Interest Created.

Nothing in this Indenture or in any Securities, whether express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar laws, as now or hereafter enacted and in effect in any jurisdiction where property of the Company, the Guarantor or their respective Subsidiaries is or may be located.

SECTION 117. Annexes, Exhibits and Schedules.

All annexes, exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities of each series shall be substantially in the form attached as Exhibit A (which is hereby incorporated in and expressly made a part of this Indenture), or in such other form or forms as shall be established by or pursuant to a Board Resolution, Officers’ Certificate or one or more indentures supplemental hereto, in each case with such appropriate provisions as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax or other applicable laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof (provided always that any notation, legend, endorsement, identification or variation effected pursuant to the foregoing sentence is in a form acceptable to the Company and the Guarantor). Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 with respect to the authentication and delivery of such Securities.

The Trustee’s certificate of authentication shall be substantially in the form set forth in this Article.

The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

The Securities of each series will initially be issued in the form of one or more Global Securities. Each such Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amounts of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate. The Global Security or Securities evidencing the Securities of a series (and all Securities issued in exchange therefor) shall bear the legend indicated in Section 202.

SECTION 202. Form of Legend for Global Securities.

Every Global Security authenticated and delivered hereunder shall, in addition to the provisions contained in Exhibit A, bear a legend in substantially the following form:

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 203. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

Certificate of Authentication

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

The Bank of New York Mellon,
as Trustee

By:
its Authorized Signatory

Date:

ARTICLE THREE

THE SECURITIES

SECTION 301. Title; Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, an Officers’ Certificate or one or more indentures supplemental hereto, prior to the issuance of Securities of a series:

(a) the title of the securities of such series, which shall distinguish the Securities of the series from all other series of Securities;

(b) the limit, if any, upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 304, Section 305, Section 306, Section 906 or Section 1108 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

(c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d) the amount or amounts of the principal of (and premium, if any, on) the Securities of such series and the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof;

(e) the rate or rates, if any, at which the Securities of such series shall bear interest or the method of determining such rate or rates, the Interest Payment Dates on which such interest shall be payable, the right, if any, of the Company or the Guarantor to defer or extend an Interest Payment Date, the Regular Record Date (if other than as defined in this Indenture) for the interest payable on any Interest Payment Date and the dates from which interest shall accrue and the method of determining these dates;

(f) the place or places where the principal of (and premium, if any, on) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company or the Guarantor in respect of the Securities of such series may be made;

(g) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed or prepaid, in whole or in part, at the option of the Company or, if applicable, at the option of the Guarantor or one or more Holders;

(h) the obligation or the right, if any, of the Company or the Guarantor to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(i) the denominations in which any Securities of such series shall be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(j) if other than Dollars, the currency or currencies (including currency units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated;

(k) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company or the Guarantor set forth herein with respect to the Securities of such series;

(l) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

(m) any change in the right of the Trustee or the Holders of such Securities to declare the principal thereof due and payable;

(n) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(o) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;

(p) the issuance of a temporary Global Security representing all of the Securities of such series and the terms upon which such temporary Global Security may be exchanged for definitive Securities of such series;

(q) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the identity of the Depositary for such Global Securities;

(r) the appointment of any Paying Agent or Agents for the Securities of such series;

(s) the terms and conditions of any right or obligation on the part of the Company or the Guarantor, or any option on the part of the Holders, to convert or exchange Securities of such series into cash or any other securities or property of the Company, the Guarantor or any other Person, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange; and

(t) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture).

The form of the Securities of any such series, as set forth in Exhibit A hereto, may be modified to reflect such matters as so established in such Board Resolution, supplemental indenture hereto or Officers’ Certificate. Such matters may also be established in a Board Resolution, supplemental indenture hereto or Officers’ Certificate for any additional Securities issued hereunder that are to be of the same series as any Securities previously issued hereunder. Securities that have the same terms of the type described in the foregoing clauses of this Section will be treated as the same series unless otherwise designated by the Company.

All Securities of any one series shall be substantially identical except as to interest rates, method for determining interest rates, Interest Payment Dates, Regular Record Dates, redemption terms, Stated Maturity, denomination, date of authentication, currency, any index for determining amounts payable and denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution, Officers’ Certificate or indenture supplemental hereto.

Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, the Securities of each series shall not be superior in right of payment to, and shall rank equally in right of payment with, any other direct, unsecured and unsubordinated debentures, notes or other evidences of Indebtedness of the Company.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 with respect to the authentication and delivery of such Securities.

SECTION 302. Denominations.

The Securities of each series shall be issuable only in fully registered form without coupons and shall be issuable in denominations of $2,000 and any integral multiples of $1,000 in excess thereof, unless otherwise specified as contemplated by Section 301.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer or any Vice President. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company and the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and (subject to Section 601) shall be fully protected in relying upon:

(a) the Board Resolution, Officers’ Certificate or executed supplemental indenture, as applicable, in or pursuant to which the form or terms of the Securities of the series have been established;

(b) an Officers’ Certificate delivered in accordance with Section 102; and

(c) an Opinion of Counsel stating:

(i) if the form or terms of such Securities have been established by or pursuant to a Board Resolution or indenture supplemental hereto as permitted by Section 301, that such form or terms have been established in conformity with the provisions of this Indenture,

(ii) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity; and

(iii) that all conditions precedent to the execution and delivery by the Company of such Securities and the Indenture have been complied with.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Minor typographical errors and/or other minor defects in the text of any Security shall not affect the validity and enforceability of such Security if it has been duly authenticated and delivered by the Trustee.

The Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities with respect to each series of Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the initially issued Securities of such series, (ii) shall be registered in the name of the Depositary or the nominee of the Depositary, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially in the form required in Section 202.

The Depositary must, at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act, and otherwise eligible under any other applicable statute or regulation.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines in good faith that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of any series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company shall cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, the Trustee shall be the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Registrar for each series of Securities.

Upon surrender for registration of transfer of any Security at the office or agency of the Company or otherwise in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations and of a like tenor and aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.

Notwithstanding any other provision of this Indenture, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary.

At the option of the Holder, Securities of any series may be exchanged for other Securities, of the same series of any authorized denominations, of like tenor and aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall cease to be a clearing agency registered under the Exchange Act as provided in Section 303, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities in accordance with Section 303, will authenticate and make available for delivery, individual Securities in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion (subject to the procedures of the Depositary) determine that individual Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities in accordance with Section 303, will authenticate and make available for delivery, individual Securities in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities in exchange for such Global Security or Securities.

Upon the exchange of any Global Security for individual Securities in an aggregate principal amount equal to the principal amount of such Global Security, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make available for delivery such individual Securities to the Persons in whose names such Securities are so registered.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, Section 906 or Section 1108 not involving any transfer.

Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section: (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 Business Days before the day of the transmittal of a notice of redemption of any such Securities selected for redemption of Securities pursuant to Article Eleven and ending at the close of business on the day of such transmittal of such notice of redemption; or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof that is not redeemed.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series, of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such mutilated Security, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Guarantor and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, repay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Interest on any Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series. The initial payment of interest on any Security of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution, Officers’ Certificate or supplemental indenture pursuant to Section 301 with respect to the related series of Securities.

Any interest on any Security which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date entitled to such interest by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company or the Guarantor, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company or the Guarantor may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company or the Guarantor, as applicable, shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company or the Guarantor, as applicable, shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company or the Guarantor, as applicable, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of a Security of such series (in the manner set forth in Section 106) not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company or the Guarantor, as applicable, may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default may be listed, and upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company or the Guarantor, as applicable, to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and interest to accrue, that were carried by such other Security.

SECTION 308. Persons Deemed Owners.

The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor, or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor, or the Trustee shall be affected by notice to the contrary.

None of the Company, the Guarantor, the Trustee, the Paying Agent, the Security Registrar or any agent of the Company, the Guarantor, the Trustee, the Paying Agent or the Security Registrar, shall have any responsibility or obligation to any beneficial owner of interests in a Global Security, a direct or indirect participant in the Depositary (“Agent Member”) or any other Person (other than the Depositary) with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered Holders of the Securities (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in a Global Security shall be exercised only through the Depositary and shall be subject to the applicable rules and procedures of the Depositary. The Company, the Guarantor, the Trustee, the Paying Agent, the Security Registrar or any agent of the Company, the Trustee, the Paying Agent or the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Company, the Guarantor, the Trustee, the Paying Agent, the Security Registrar or any agent of the Company, the Guarantor, the Trustee, the Paying Agent or the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Guarantor, the Trustee, the Paying Agent or the Security Registrar or any agent of the Company, the Guarantor, the Trustee, the

Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Guarantor, the Trustee, or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

None of the Company, the Guarantor, the Trustee, the Paying Agent or the Security Registrar or any agent of the Company, the Guarantor, the Trustee, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures or as directed by a Company Order or Guarantor Order; provided, however, that the Trustee shall not be required to destroy Securities. The Trustee, upon written request, shall deliver to the Company or the Guarantor, as applicable, a certificate evidencing the disposition of the cancelled Securities. Acquisition by the Company or the Guarantor of any Security shall not operate as a redemption or satisfaction of the indebtedness represented by such Security unless and until the same is delivered to the Trustee for cancellation.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 311. Identifying Numbers.

The Company in issuing any series of the Securities may use “CUSIP”, “ISIN” and “Common Code” numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange with respect to such series as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company or the Guarantor shall promptly notify the Trustee of any change in any such identifying numbers.

SECTION 312. Original Issue Discount.

If any of the Securities is an Original Issue Discount Security, the Company or the Guarantor shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to Securities of a series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when:

(1) either

(A) all Securities of such series theretofore authenticated and delivered (except (x) destroyed, lost or stolen Securities of such series that have been replaced or paid and (y) Securities of such series for whose payment an amount sufficient, without reinvestment, to pay and discharge the entire Indebtedness on the Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor, as applicable, or discharged from such trust, as provided in Section 1003) have been cancelled or delivered to the Trustee for cancellation or called for redemption (provided that if such redemption is made pursuant to the optional redemption provisions set forth herein or in any supplemental indenture, (x) the amount that the Company or the Guarantor, as applicable, must deposit or cause to be deposited will be determined using the assumed premium, if any, required to be paid in connection with an optional redemption calculated as of the date of such deposit, as calculated by the Company or the Guarantor in good faith, and (y) the Company or the Guarantor must deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the premium as determined in accordance with such optional redemption provisions; or

(B) all Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company or the Guarantor, and the Company or the Guarantor, in the case of clauses (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds: (A) money; (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (C) a combination thereof, in each case in an amount sufficient, without reinvestment, to pay and discharge, and which shall be applied by the Trustee, to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (provided that if such redemption is made pursuant to the optional redemption provisions set forth herein or in any supplemental indenture, (x) the amount that the Company or the Guarantor, as applicable, must deposit or cause to be deposited will be determined using the assumed premium, if any, required to be paid in connection with an optional redemption calculated as of the date of such deposit, as calculated by the Company or the Guarantor in good faith, and (y) the Company or the Guarantor must deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the premium as determined in accordance with such optional redemption provisions);

(2) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantor with respect to such Securities; and

(3) the Company or the Guarantor has delivered to the Trustee an Officers’ Certificate or a Guarantor’s Officers’ Certificate, as applicable, and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money and/or Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and Governmental Obligations deposited with the Trustee pursuant to Section 401 and all proceeds of such Governmental Obligations and the interest thereon, shall be held in trust and applied by it, in accordance with the provisions of the Securities of the applicable series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money and Governmental Obligations have been deposited with the Trustee.

The Company and the Guarantor, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 401 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request, or the Guarantor upon Guarantor Request, as the case may be, any money or Government Obligations held by it as provided in Section 401 with respect to any Securities which are in excess of the amount thereof which would then be required to be deposited to effect the satisfaction and discharge with respect to such Securities.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) failure to pay any interest upon any Security of that series when it becomes due and payable, and such failure continues for a period of 30 days; or

(2) failure to pay the principal of (and premium, if any, on) any Security of that series at its Maturity; or

(3) failure (other than relating to payment) in the performance, or breach, of any covenant or obligation of the Company or the Guarantor in respect of the Securities of that series (other than a covenant or obligation a default in the performance of which or the breach of which is specifically addressed elsewhere in this Section or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than the series in respect of which the Event of Default is being determined), and such failure or breach continues for a period of 90 days after there has been given, in the manner set forth in Section 105, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(5) the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; or

(6) any other Event of Default specified with respect to Securities of that series as contemplated in Section 301.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(4) or 501(5)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of (and premium, if any, on), and accrued and unpaid interest on, all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(4) or Section 501(5) with respect to Securities of a series at the time Outstanding occurs, the aggregate principal amount of all the Securities of such series (or specified amount) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company or the Guarantor has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Securities of that series,

(B) the principal of, and premium, if any, on, any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates borne by such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue principal (and premium, if any) and overdue installments of interest at the rate or rates borne by or prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal (or a specified portion of the principal) of (and premium, if any, on) and interest on Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

Each of the Company and the Guarantor covenants that if:

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,

the Company or the Guarantor, as the case may be, shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest, including, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Securities.

If both the Company and the Guarantor fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon the Securities, wherever situated.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company or the Guarantor (or any other obligor upon the Securities), or their respective property or creditors:

(a) the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding, and

(ii) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 506; and

(b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 506, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s or the Guarantor’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid upon such series of Securities for principal (and premium, if any) and interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest and

THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whomsoever, including the Guarantor, may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 507. Limitation on Suits.

No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request (as determined by the Trustee in its reasonable discretion) has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Company, the Guarantor and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section 507, every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture, involve the Trustee in personal liability or be unduly prejudicial to the Holders of the Securities not joining in the action, and the Holders shall have provided indemnity reasonably satisfactory to the Trustee; and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

This Section shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act, and such Section 316(a)(1)(A) of the Trust Indenture Act is hereby expressly excluded from this Indenture and the Securities as permitted by the Trust Indenture Act.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except in each case a default:

(1) in the payment of the principal of, or premium, if any, or interest on, any Security of such series; or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

All parties to this Indenture agree, and each holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and that court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any such party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Guarantor or by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or any suit instituted by any Holder for the enforcement of the payment of the principal of (and premium, if any) and/or interest on any Security on or after the respective Stated Maturities expressed in such Security (or in the case of redemption, the Redemption Date).

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this Subsection (c) shall not be construed to limit the effect of Subsections (a) or (d) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith and in the absence of negligence or willful misconduct in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it reasonably believes that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

(f) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

(g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an officer of the Company. Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Guarantor shall be sufficient if signed by an officer of the Guarantor.

SECTION 602. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail, first-class, postage prepaid, or by overnight courier guaranteeing next day delivery (and, at its option, electronically), to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder of which the Trustee has received written notice in accordance with the provisions of this Indenture, unless such default shall have been cured or waived; provided, however, that, except in the case of a default specified in Section 501(1) or Section 501(2), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default specified in Section 501(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or by a Guarantor Request or Guarantor Order, as the case may be, or as otherwise provided herein, and any resolution of the Board of Directors or the Guarantor’s Board of Directors shall be sufficiently evidenced by a Board Resolution or a Guarantor’s Board Resolution, as the case may be;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or, if such matter pertains to the Guarantor, a Guarantor’s Officers’ Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(6) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(7) the Trustee’s rights, privileges, benefits, immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents and employees and its services as Paying Agent, Security Registrar or any other role assumed by the Trustee hereunder or to which it has been appointed with respect to the Securities issued hereunder. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal and final payment of the Securities;

(8) the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(9) the Trustee shall not be deemed to have knowledge of any default or Event of Default hereunder except (i) during any period it is serving as Paying Agent for the Securities of a series, any Event of Default pursuant to Section 501(1) or Section 501(2), or (ii) any default or Event of Default of which the Trustee shall have received written notification at its Corporate Trust Office from the Company, the Guarantor or Holders of at least 25% in aggregate principal amount of the Securities of the series with respect to which such default or Event of Default has occurred and is continuing, and such notice references the Securities and the Indenture. The term “default” as used in this Section 603 shall mean any event which is, or after notice of lapse of time or both would become, an Event of Default with respect to Securities of a series;

(10) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, in the absence of negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(11) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(12) The Trustee may request that the Company or the Guarantor, as the case may be, deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate or a Guarantor’s Officers’ Certificate, as applicable, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(13) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority; nuclear or natural catastrophes; acts of God; earthquakes; mudslides; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; loss or malfunctions of utilities, computer (hardware or software) or communication services; civil disturbances, strikes, work stoppages or labor disputes; and governmental action; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 604. Not Responsible for Issuance of Securities.

The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 608 and Section 613, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as agreed with the Company and the Guarantor herein or otherwise.

SECTION 607. Compensation and Reimbursement.

Each of the Company and the Guarantor, jointly and severally, agrees:

(1) to pay to the Trustee from time to time such reasonable compensation for all services rendered by it hereunder as the parties shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances actually incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and attorneys), except any such expense, disbursement or advance as may be attributable to the negligence or willful misconduct of it or of its agents or attorneys; and

(3) to indemnify, defend and to hold the Trustee and its officers, directors, employees, attorneys and agents harmless against, any loss, liability or out-of-pocket expense including taxes (other than taxes based upon the income of the Trustee) incurred in good faith and without negligence or willful misconduct on its part or on the part of its agents or attorneys, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and out-of-pocket expenses of defending itself against any claim (whether asserted by the Company, the Guarantor or any Holder or any other Person) or liability in connection therewith or with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.

As security for the performance of the obligations of the Company and the Guarantor under this Section, the Trustee shall have a lien prior to the Securities as to all property and funds held or collected by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section except with respect to funds held in trust for the benefit of the Holders of particular Securities.

In addition to, but without prejudice to its other rights under this Indenture or applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(4) or Section 501(5), the expenses (including the reasonable charges and out-of-pocket expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination for any reason of this Indenture, the satisfaction and discharge of the Indenture and the resignation or removal of the Trustee.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 608. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest, apply to the Commission for permission to continue as Trustee with such conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or by virtue of being trustee under any other indenture to which the Company, the Guarantor or any of their respective Subsidiaries may from time to time be a party.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, and (iv) be subject to supervision or examination by federal or state authority. If such Person files or publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed or published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.

SECTION 610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign as Trustee at any time with respect to the Securities of one or more series by giving no less than 31 days’ prior written notice thereof to the Company and the Guarantor. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company and the Guarantor, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed as Trustee hereunder at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, upon no less than 31 days’ prior written notice, delivered to the Trustee and to the Company and the Guarantor. If at any time an instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 calendar days after the date a notice of removal is delivered to the Trustee, the Trustee being removed may, at the expense of the Company and the Guarantor, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or the Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or the Guarantor or by any such Holder; or

(3) the Trustee shall have or have acquired a conflicting interest for purposes of the Trust Indenture Act with respect to the Company, the Guarantor or the Holders of any series of Security, or

(4) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution, or the Guarantor, by a Guarantor’s Board Resolution, may remove the Trustee, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, or the Guarantor, by a Guarantor’s Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company, the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company or the Guarantor, as applicable. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company, the Guarantor or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company or the Guarantor shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by transmitting written notice of such event by mail, first-class, postage prepaid, or by overnight courier guaranteeing next day delivery (and, at its option, electronically), to the Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

(a) In the case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company, the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306 (provided that the Trustee’s appointment of such Authenticating Agent shall be subject to the Company’s and the Guarantor’s approval at the time of and throughout such appointment), and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent shall be acceptable to the Company and the Guarantor and shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, (ii) be authorized under such laws to act as Authenticating Agent hereunder, (iii) have a combined capital and surplus of at least $50,000,000, and (iv) be subject to supervision or examination by federal or state authority. If such Authenticating Agent files or publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed or published.

If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, shall be the successor Authenticating Agent hereunder; provided that such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company and the Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company and the Guarantor, and the Trustee shall terminate any such agency promptly upon request by the Company or the Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent (provided that the Trustee’s appointment of such successor Authenticating Agent shall be subject to the Company’s and the Guarantor’s approval at the time of and throughout such appointment) and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

Each of the Company and the Guarantor, jointly and severally, agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section as agreed to in writing between the parties.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

Certificate of Authentication

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

The Bank of New York Mellon,
as Trustee

By:
as Authenticating Agent

By:
its Authorized Signatory

Date:

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company or the Guarantor shall furnish or cause to be furnished to the Trustee:

(1) not more than 15 days after each Regular Record Date (or, if there is no Regular Record Date relating to a series, semi-annually on dates set forth in the Board Resolution, Officers’ Certificate or supplemental indenture with respect to such series), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such date; and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company and the Guarantor of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided that no such list need be provided in any case to the extent it would include names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that none of the Company, the Guarantor nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

The Trustee shall deliver to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing in the year after which this Indenture is executed.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company and the Guarantor. The Company will notify the Trustee whenever any Securities are listed on any stock exchange.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

(a) Subject to Section 801(c), so long as Securities are Outstanding, neither the Company nor the Guarantor shall consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets to any Person, unless:

(1) in case the Company or the Guarantor shall consolidate with or merge with or into another Person or convey, transfer or lease all or substantially all of its assets to any Person, the Person formed by such consolidation or into which the Company or the Guarantor, as applicable, is merged or the Person that acquires by conveyance or transfer, or which leases, all or substantially all of the assets of the Company or the Guarantor, as applicable, shall be a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of Bermuda, the United Kingdom, the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed by the successor Person, the Company and the Guarantor and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company or the Guarantor, as applicable, to be performed or observed; and

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

(b) Subject to Section 801(c), any indebtedness which becomes an obligation of the Company, the Guarantor or any of their respective Subsidiaries as a result of any such transaction shall be treated as having been incurred by the Company, the Guarantor or such Subsidiary, as applicable, at the time of such transaction.

(c) The provisions of Section 801(a) and Section 801(b) shall not be applicable to:

(1) the direct or indirect conveyance, consolidation, merger, transfer or lease of all or any portion of the shares, capital stock, assets or liabilities of any of the Company’s wholly owned Subsidiaries to the Company or to other wholly owned Subsidiaries of the Company or the Guarantor and/or one or more of its wholly owned Subsidiaries; or

(2) any recapitalization or other internal reorganization transaction, any transaction that results in a direct or indirect change of control of the Company (including the transfer of any number or percentage of voting securities to any Person) or any highly leveraged transaction, unless such transaction is structured to include a merger or consolidation by the Company with or into, or the conveyance, transfer or lease of all or substantially all of the Company’s assets to, a Person other than the Guarantor and/or one or more Subsidiaries of the Guarantor.

SECTION 802. Successor Corporation Substituted.

Upon any consolidation of the Company or the Guarantor with, or merger of the Company or the Guarantor into, any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Company or the Guarantor in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or the Guarantor, as applicable, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as applicable, herein, and thereafter, except in the case of any lease, the Company or the Guarantor, as applicable, shall be relieved of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, the Guarantor, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities; or

(2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(3) to provide for the issuance under this Indenture of Securities in bearer form (including securities registrable as to principal only), with or without interest coupons, and to provide for exchangeability of such Securities for Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose; or

(4) to establish the form or terms of Securities of any series as permitted by Section 201 or Section 301; or

(5) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all Securities or any series of Securities (and if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(6) to add any additional Events of Default with respect to any Securities (and if such Events of Default are to be for the benefit of fewer than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); or

(7) to add guarantees with respect to any Securities; or

(8) to secure the Securities; or

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of Section 611(b); or

(10) to cure any ambiguity, omission or mistake, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, to conform the text or terms of this Indenture or any Securities to any provision of the description thereof in the related prospectus, prospectus supplement, offering memorandum or other disclosure document relating to the original issuance of such Securities, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Guarantor may deem necessary or desirable; provided that such action pursuant to this clause (10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(11) to conform any provision hereof to the requirements of the Trust Indenture Act or otherwise as necessary to comply with applicable law or regulation, or the interpretation thereof, or in practices relating to the resale or transfer of securities generally; or

(12) to make any change that does not adversely affect the rights of any Holder in any material respect.

After a supplemental indenture under this Section 901 becomes effective, the Company or the Guarantor shall transmit to the Holders affected thereby a notice briefly describing such supplemental indenture. Any failure of the Company or the Guarantor to transmit such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

SECTION 902. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company, the Guarantor, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security directly affected thereby with respect to any Outstanding Security held by such non-consenting Holder:

(1) change the Stated Maturity of, the principal of, or any installment of principal of or interest payable on, such Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon redemption or would be provable in bankruptcy, or adversely affect any right of repayment of such Security at the option of the Holder or change the Place of Payment or the currency in which, the principal of any Outstanding Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the Securities of any series to subordinate such Securities to other Indebtedness; or

(2) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences or reduce the quorum or voting requirements provided for in this Indenture; or

(3) modify any of the provisions of this Section, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security directly affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1006, or the deletion of this proviso, in accordance with the requirements of Section 611 and Section 901(9).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Until an amendment, waiver or supplemental indenture becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or any Security that evidences all or any part of the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Subject to the following paragraph of this Section, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the Holders of the requisite aggregate principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, waiver or supplemental indenture. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, waiver or supplemental indenture.

After an amendment, waiver or supplemental indenture becomes effective, it shall bind every Holder of Securities, unless it makes a change that is not permitted by this Indenture without the consent of each Holder directly affected thereby. In that case, the amendment, waiver or supplemental indenture shall bind each Holder of a Security who has consented to it and every subsequent Holder of such Security or any Security that evidences all or any part of the same debt as the consenting Holder’s Security.

After a supplemental indenture under this Section 902 becomes effective, the Company or the Guarantor shall transmit to the Holders affected thereby a notice briefly describing such supplemental indenture. Any failure of the Company or the Guarantor to transmit such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

SECTION 903. Execution of Amendments, Waivers and Supplemental Indentures.

The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Indenture if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it.

In executing, or accepting the additional trusts created by, any amendment, waiver or supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate or a Guarantor’s Officers’ Certificate, as applicable, and an Opinion of Counsel each stating that the execution of such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such amendment, waiver or supplemental indenture that affects the Trustee’s own rights, duties, protections, privileges, indemnities, liabilities or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. If an amendment, waiver or supplemental indenture changes the terms of a Security, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request that the Holder of the Security deliver such Security to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on such Security relating to the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, waiver or supplemental indenture.

SECTION 905. Conformity with Trust Indenture Act.

Every amendment, waiver and supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent has received at or prior to 12:00 p.m. New York City time on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. At the option of the Company or the Guarantor, payment of any such installment may be made through the Paying Agent by wire transfer of immediately available funds to the account designated to the Company and the Guarantor by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Unless otherwise specified as contemplated by Section 301, the Company shall pay interest on overdue amounts at the rate borne or prescribed therefor in the Securities, and it shall pay interest on overdue interest at the same rate (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue.

SECTION 1002. Maintenance of Office or Agency.

So long as any Securities remain Outstanding, the Company and the Guarantor shall maintain in each Place of Payment for any series an office or agency where Securities of that series may be presented or surrendered for payment, and an office or agency where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantor in respect of the Securities of that series and this Indenture may be served. The Company and the Guarantor initially appoint the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company and the Guarantor will give written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company and the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and the Guarantor hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantor of their obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company and the Guarantor shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If the Company or the Guarantor shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium, if any, or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and, if applicable, will promptly notify the Trustee of its failure so to act.

Whenever the Company and the Guarantor shall have one or more Paying Agents, they will, on or prior to each due date of the principal of or any premium, if any, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee), if applicable, the Company and the Guarantor shall promptly notify the Trustee of its failure so to act; provided that to the extent any such funds are received by the Paying Agent from the Company after 12:00 p.m., New York time, on such due date, such funds will be distributed to such Persons within one Business Day of receipt thereof by the Paying Agent.

The Company and the Guarantor shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent, (2) hold all sums held by it for the payment of the principal of (and premium, if any) and/or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (3) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, and (4) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company or the Guarantor may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order or Guarantor Order, as applicable, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company, the Guarantor or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company, the Guarantor or such Paying Agent; and, upon such payment by the Company, the Guarantor or any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money or Government Obligation (including any proceeds thereof and the interest thereon) deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company or the Guarantor by the Trustee (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) or (if then held by the Company or the Guarantor) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or the Guarantor as trustee thereof, shall thereupon cease.

SECTION 1004. Statement by Officers as to Default.

Each of the Company and the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year (which fiscal year as of the date of this Indenture ends on December 31) of the Company ending after the date hereof, an Officers’ Certificate or a Guarantor’s Officers’ Certificate, as applicable, covering the preceding calendar year, stating whether or not, to the best knowledge of the signers thereof, the Company or the Guarantor, as applicable, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to the Company or the Guarantor during such fiscal year and, if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005. Existence.

Subject to Article Eight, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep their legal existence in full force and effect.

SECTION 1006. Waiver of Certain Covenants.

The Company and the Guarantor may omit in any particular instance to comply with any term, provision, covenant or condition set forth in any covenant provided pursuant to Section 301(k) or Section 901(5) for the benefit of the Holders if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1007. Reports by Company and Guarantor.

For so long as the Notes are Outstanding, the Company and the Guarantor shall:

(1) file with the Trustee, within 15 days after the Company or the Guarantor, as applicable, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or the Guarantor, as applicable, may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if neither the Company nor the Guarantor is required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission and unless such filing is not permitted under the Exchange Act or by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Trustee has no responsibility or liability to determine whether any such filing shall have occurred;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail, first-class, postage prepaid, or by overnight courier guaranteeing next day delivery (and, at its option, electronically), to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company or the Guarantor pursuant to clauses (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

The Company will be deemed to have satisfied such requirements if Guarantor files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by the Guarantor.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and the Guarantor’s compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates and Guarantor’s Officers’ Certificates).

SECTION 1008. Certain Tax-Related Information.

In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”), resulting from the Company’s issuance of the Securities, the Company agrees (i) for so long as Securities of any series are represented by definitive Securities other than a Global Security registered in the name of a Depositary, to use commercially reasonable efforts to provide to the Trustee information, upon the Trustee’s reasonable request, which information is in the possession of the Company in the ordinary course of business, and relates to such definitive Securities, for the purpose of assisting the Trustee in determining whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law. Nothing in the immediately preceding sentence shall be construed as obligating the Trustee, the Company or the Guarantor to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Company’s Right of Redemption.

Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, and notwithstanding any additional redemption rights that may be so specified, either the Company or the Guarantor may, at its option, redeem or cause to be redeemed the Securities of any series after their date of issuance in whole or in part at any time and from time to time, subject to the provisions of this Section 1101 and the other provisions of this Article Eleven. Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, the Redemption Price for any Security so redeemed shall be equal to 100% of the aggregate principal amount of such Securities then Outstanding plus accrued and unpaid interest up to but excluding the Redemption Date; provided, however, that installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307, unless otherwise so specified.

SECTION 1102. Applicability of Article.

Redemption of Securities at the election of the Company or the Guarantor, as permitted by any Security issued pursuant to this Indenture, shall be made in accordance with such Security and this Article Eleven; provided, however, that if any provision of any such Security shall conflict with any provision of this Article, the provision of such Security shall govern. Except as otherwise set forth in the Security for such series, each Security shall be subject to partial redemption only in the amount of $2,000 or integral multiples of $1,000 in excess thereof, and the principal amount of any Security remaining outstanding after a redemption in part shall be $2,000 or any integral multiple of $1,000 in excess thereof.

SECTION 1103. Election to Redeem; Notice to Trustee.

The election of the Company or the Guarantor to redeem any Securities shall be evidenced by a Board Resolution.

In case of any redemption at the election of the Company or the Guarantor of Securities of any series, unless the Company or the Guarantor requests that the Trustee give Holders the notice of redemption of Securities to be redeemed pursuant to Section 1105, the Company or the Guarantor shall, at least 30 days prior to the Redemption Date fixed by the Company, notify the Trustee, in the manner set forth in Section 105, of such Redemption Date, of the aggregate principal amount of Securities to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.

In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or (b) pursuant to an election of the Company or the Guarantor which is subject to a condition specified in the terms of such Securities, the Company or the Guarantor shall, at any time prior to the Redemption Date, furnish the Trustee with an Officers’ Certificate or a Guarantor’s Officers’ Certificate, as applicable, and an Opinion of Counsel evidencing compliance with such restriction or condition.

SECTION 1104. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of a series are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee in its sole discretion shall deem fair and appropriate (subject to the redemption procedures of the applicable Depositary) and which may provide for the selection for redemption of a portion of the principal amount of any Security; provided that with respect to Securities represented by one or more Global Securities, beneficial interests therein shall be selected for redemption by the Depositary in accordance with its customary procedures therefor; and provided further that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

The provisions of the preceding paragraph shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed. If the Company or the Guarantor shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

SECTION 1105. Notice of Redemption.

Unless otherwise specified as contemplated by Section 301 with respect to Securities of a particular series, notice of redemption shall be given, in the manner set forth in Sections 105 and 106, transmitted not less than 30 nor more than 60 days prior to the Redemption Date, to the Trustee and to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register. Unless both the Company and the Guarantor default in their respective obligations with respective to payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(3) if less than all the Outstanding Securities consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security (or portion thereof) to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(6) if any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security and cancellation thereof, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed; and

(7) the CUSIP or other identifying number, if any (or any other numbers used by a Depositary to identify such Securities).

In addition, if such redemption, purchase or notice is subject to satisfaction of one or more conditions precedent, as permitted by Section 301 and Section 901 hereof, such notice shall describe each such condition, and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or that such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

Notice of redemption of Securities to be redeemed at the election of the Company or the Guarantor shall be given (x) by the Company or the Guarantor or (y) at the request of the Company or the Guarantor and with the notice information provided to the Trustee in an Officers’ Certificate or Guarantor Officers’ Certificate, as applicable, at least 35 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be reasonably satisfactory to the Trustee), by the Trustee in the name and at the expense of the Company or the Guarantor. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being transmitted to any Holder and shall thereby be void and of no effect.

The notice if transmitted in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 1106. Deposit of Redemption Price.

Prior to 10:00 a.m. New York City time on any Redemption Date, the Company or the Guarantor shall deposit, or cause to be deposited, with the Trustee or with a Paying Agent (or, if the Company or the Guarantor is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107. Securities Payable on Redemption Date.

Subject to the final sentence of Section 1105, notice of redemption having been given pursuant to Section 1105, the Securities to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless both the Company and the Guarantor shall default in their respective obligations with respect to the payment of the Redemption Price and accrued interest)

such Securities shall cease to bear or accrue any interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company or the Guarantor at the Redemption Price, together with any accrued but unpaid interest to, but excluding, the Redemption Date; provided, however, that installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307, unless in connection with a Redemption Date falling on an Interest Payment Date, the Securities of a particular series provide that interest payable on an Interest Payment Date that is a Redemption Date shall be paid to the Person whom principal is payable.

On and after any Redemption Date, if money sufficient to pay the Redemption Price of Securities called for redemption (including any accrued and unpaid interest payable thereon) shall have been made available in accordance with Section 1106, the Securities (or the portions thereof) called for redemption shall cease to accrue interest and the only right of the Holders of such Securities (or portions thereof) will be to receive payment of the Redemption Price of such Securities (or portions thereof), including, subject to the rights of Holders on the relevant Regular Record Date to receive interest due on any Interest Payment Date on or prior to such Maturity Date or Redemption Date, any accrued and unpaid interest on such Securities to but excluding the Redemption Date. If any Security (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security (or portion thereof).

SECTION 1108. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Guarantor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered (or if the Security is a Global Security, an adjustment shall be made to the schedule attached thereto).

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 1202 or Section 1203 applied to any Securities upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.

SECTION 1202. Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities, the Company and the Guarantor shall be deemed to have been discharged from any and all obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1204 are satisfied (“Defeasance”). For this purpose, such Defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by such Securities and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and the Guarantor, shall execute instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder: (1) the Company’s and the Guarantor’s obligations with respect to such Securities under Section 304, Section 305, Section 306, Section 1002 and Section 1003; (2) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (3) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1203 applied to such Securities.

SECTION 1203. Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities, (1) the Company and the Guarantor shall be released from their obligations under Section 801, and any covenants provided pursuant to Section 301(k) or Section 901(5) for the benefit of the Holders of such Securities, and (2) the occurrence of any event specified in Section 501(3) (with respect to any of Section 801 and any such covenants provided pursuant to Section 301(k) or Section 901(5)) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1204 are satisfied (“Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1202 or Section 1203 to any Securities:

(1) The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money, or (C) a combination thereof, in each case in an amount sufficient, as determined by a certified public accounting firm of national reputation, without reinvestment, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities due on or before the respective Stated Maturities or the Redemption Date, in accordance with the terms of this Indenture and such Securities (provided that if such redemption is made pursuant to the optional redemption provisions set forth herein or in any supplemental indenture, (x) the amount that the Company must deposit or cause to be deposited will be determined using the assumed premium, if any, required to be paid in connection with an optional redemption calculated as of the date of such deposit, as calculated by the Company in good faith, and (y) the Company must deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the premium as determined in accordance with such optional redemption provisions).

(2) In the event of an election to have Section 1202 apply to any Securities, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company or the Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur; provided that such Opinion of Counsel need not be delivered if all Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

(3) In the event of an election to have Section 1203 apply to any Securities, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities (other than an Event of Default resulting from borrowing funds to be applied to such deposit and the grant of any lien securing such borrowing) shall have occurred and be continuing at the time of such deposit.

(5) The Company or the Guarantor shall have delivered to the Trustee an Officers’ Certificate or a Guarantor’s Officers’ Certificate, as applicable, and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

(6) If such Securities are to be redeemed, either notice of such redemption shall have been given or the Company or the Guarantor shall have given the Trustee irrevocable directions to give notice of such redemption in the name, and at the expense of, the Company or the Guarantor, under arrangements reasonably satisfactory to the Trustee.

SECTION 1205. Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1206, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1204 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company or the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request or Guarantor Request any money or Government Obligations held by it as provided in Section 1204 with respect to any Securities which are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 1206. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or Government Obligations in accordance with Section 1205 with respect to any Securities by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the obligations under such Securities from which the Company has been discharged or released pursuant to Section 1202 or 1203 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money and Government Obligations held in trust pursuant to Section 1205 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money and Government Obligations so held in trust.

ARTICLE THIRTEEN

GUARANTEE

SECTION 1301. The Guarantee.

The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee the due and punctual payment of all monetary obligations of the Company under the Securities and this Indenture, whether for principal of, premium (if any) on and interest on any such Security, expenses, indemnification or otherwise, including obligations to the Trustee, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to pay any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company.

SECTION 1302. Guarantee Unconditional, etc.

The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of (and premium, if any, on) and interest on the Securities and the complete performance of all other obligations contained in the Securities. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided herein for the purposes of this Guarantee, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

SECTION 1303. Reinstatement.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or must otherwise be restored to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

SECTION 1304. Subrogation.

The Guarantor shall be subrogated to all rights of the Holder of any Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any, on) and interest on all Securities shall have been paid in full.

* * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

Third Point Re (USA) Holdings Inc.,
as Issuer

By:	/s/ Christopher S. Coleman
Name:	Christopher S. Coleman
Title:	Vice President, Treasurer and Chief Financial Officer

Third Point Reinsurance Ltd., as Guarantor

By:	/s/ J. Robert Bredahl
Name:	J. Robert Bredahl
Title:	President and Chief Operating Officer

By:	/s/ Christopher S. Coleman
Name:	Christopher S. Coleman
Title:	Chief Financial Officer

The Bank of New York Mellon,
as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

EXHIBIT A

[SPECIMEN SECURITY]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Third Point Re (USA) Holdings Inc.

[Title of Security]

No. [—]	$[—]
CUSIP NO. [—]	[—], 20[—]

Third Point Re (USA) Holdings Inc., a Delaware corporation (the “Company”, which term includes any successor in interest under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [—] U.S. Dollars (U.S. $[—]) on [—], 20[—] (the “Maturity Date”) and to pay interest thereon at a rate of [—]% per year, accruing from and including [—], 20[—] (or the most recent Interest Payment Date to which interest has been paid or made available for payment), payable in arrears on [—] and [—] of each year, beginning [—], 20[—] (each such date, an “Interest Payment Date”), and at the Maturity Date, until the principal hereof is paid or duly provided for or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the foregoing rate on any overdue principal.

[If the Security is to bear interest prior to Maturity, insert – Each interest payment due on an Interest Payment Date or the Maturity Date will include interest accrued from and including the most recent Interest Payment Date to which interest on the Notes has been paid or made available for payment (or, if no interest has been paid, [—], 20[—]) to but excluding the next Interest Payment Date or the Maturity Date or any Redemption Date, as the case may be (each, an “Interest Period”). Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the final Maturity Date for the Notes) will be postponed until the next succeeding Business Day, but no interest or other amount will be paid as a result of any such postponement, and such payment will have the same force and effect as if made on the scheduled Interest Payment Date.

Interest on each Interest Payment Date shall be payable to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such Interest Payment Date, which shall be the [—] or [—] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”); provided that interest due on the Maturity Date or any Redemption Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal of this Note (or one or more Predecessor Securities) is payable (subject to the rights of the registered Holder on the relevant Regular Record Date to receive interest due on any Interest Payment Date preceding such Maturity Date or Redemption Date). Any such interest not so timely paid or duly provided for will forthwith cease to be payable to the registered Holder on the relevant Regular Record Date entitled to such interest by virtue of having been such

Holder, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.]

[If the Security is not to bear interest prior to Maturity, insert – The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Security shall bear interest at the rate of [—]% per year (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of [—]% per year (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of (and premium, if any, on) and/or interest on this Note shall be made at the Corporate Trust Office of the Trustee, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent has received at or prior to 12:00 p.m. New York City time on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. At the option of the Company or the Guarantor, payment of any such installment may be made through the Paying Agent by wire transfer of immediately available funds to the account designated to the Company and the Guarantor by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page is intentionally left blank.]

The Company caused this instrument to be duly executed on the date set forth below.

Third Point Re (USA) Holdings Inc.,
as Issuer

By:
Name:
Title:

Date:

Certificate of Authentication

This is one of the Securities of the series designated therein issued under the within mentioned Indenture.

The Bank of New York Mellon,
as Trustee

By:
its Authorized Signatory

Date:

[Form of Reverse of Note]

This Note is one of a duly authorized issuance of securities of the Company designated as its [title of security] (the “Notes”), issued and to be issued in one or more series under a Senior Indenture, dated as of [—], 20[—] (the “Base Indenture”), among the Company, Third Point Reinsurance Ltd., a Bermuda exempted company (the “Guarantor”), and The Bank of New York Mellon, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of [—], 20[—], among the Company, the Guarantor and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture (and all indentures from time to time supplemental thereto) for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[—]. The Company may at any time issue other debt securities under the Indenture in unlimited amounts, including debt securities having the same terms as the Notes (except as otherwise provided in the Indenture) so that such additional securities shall be consolidated with the Notes, including for purposes of voting and redemption[; provided, however, that the Company shall use a separate CUSIP for any such additional Notes that (a) are not part of the same issue as the Notes within the meaning of U.S. Treasury Regulations sections 1.1275-1(f) and 1.1275-2(k) and (b) have, for purposes of U.S. federal income taxation, more than a de minimis amount of original issue discount as of the Original Issue Date such additional Notes. Any such additional Notes shall, together with the Outstanding Notes, constitute a single series of Securities under the Indenture].

Optional Redemption of Notes

At any time and from time to time prior to the Maturity Date, either the Company or the Guarantor may, at its option, redeem the Notes of this series in whole or in part at any time and from time to time as provided in the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof; provided that the principal amount of any such Note remaining Outstanding after a redemption in part shall be $2,000 or any integral multiple of $1,000 in excess thereof.

On the Redemption Date, the Notes to be redeemed will become due and payable and, unless both the Company and the Guarantor default in their respective obligations with respect to payment of the Redemption Price, from and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. In the event the Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal and interest may be made on the next succeeding date that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Redemption Date for such Note unless both the Company and the Guarantor default in the payment of such interest). On or prior to any Redemption Date, the Company or the Guarantor is required to deposit with a Paying Agent funds sufficient to pay the Redemption Price of and accrued and unpaid interest on the Notes to be redeemed on such Redemption Date. If the Company or the Guarantor is redeeming less than all the Notes, the Trustee must select the Notes to be redeemed by such method as the Trustee in its sole discretion deems fair and appropriate, subject to the procedures of the Depositary.

General Terms

The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire Indebtedness of this Note and certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture or the Notes of any series thereunder may be amended or supplemented, and compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences may be waived, in each case as provided in the Indenture.

The Notes shall [not] be subject to any sinking fund, amortization or analogous provision or be redeemable at the option of the Holders.

As provided in and subject to the provisions of the Indenture, the Holder of this Note may pursue a remedy with respect to the Indenture or this Note only if (i) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes of this series make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after receipt of the notice, request and offer of indemnity or security has failed to institute any such proceeding; and (v) during such 60-day period the Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with the request (as determined by the Trustee in its reasonable discretion). The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest hereon on or after the respective Stated Maturities expressed herein or, in the case of redemption, the applicable Redemption Date.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or the Guarantor, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and any interest on this Note at the times, place and rate, and in the currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company or the Guarantor in any Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Note or Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, upon surrender for registration of transfer of this Note at the office or agency of the Company or otherwise in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series of any authorized denominations and of a like tenor and aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Except as otherwise provided in the Indenture, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

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